Exhibit 4.1

EXECUTION VERSION

AMENDED AND RESTATED AGREEMENT BETWEEN NOTEHOLDERS

Dated as of August 12, 2026

by and between

UBS AG NEW YORK BRANCH

(Note A-1-1 Holder, Note A-1-3 Holder, Note A-5 Holder and Note A-6 Holder),

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR
THE BENEFIT OF THE REGISTERED HOLDERS OF THE BMO 2026-5C15 MORTGAGE
TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-
5C15

(Note A-1-2 Holder and Note A-4 Holder),

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR
THE BENEFIT OF THE REGISTERED HOLDERS OF THE WELLS FARGO
COMMERCIAL MORTGAGE SECURITIES, INC., COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES, SERIES 2025-5C7

(Note A-2 Holder and Note A-3 Holder)

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR
THE BENEFIT OF THE REGISTERED HOLDERS OF THE WELLS FARGO
COMMERCIAL MORTGAGE SECURITIES, INC., COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES, SERIES 2025-5C7

(Junior Noteholder)

Crossgates Mall

THIS AMENDED AND RESTATED AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of August 12, 2026 by and between UBS AG NEW YORK BRANCH (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-1-1, the “Note A-1-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE REGISTERED HOLDERS OF THE BMO 2026-5C15 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-5C15 (together with its successors and assigns in interest, in its capacity as owner of Note A-1-2, the “Note A-1-2 Holder”), UBS AG NEW YORK BRANCH (together with its successors and assigns in interest, in its capacity as initial owner of Note A-1-3, the “Note A-1-3 Holder”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE REGISTERED HOLDERS OF THE WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C7 (together with its successors and assigns in interest, in its capacity as owner of Note A-2, the “Note A-2 Holder”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE REGISTERED HOLDERS OF THE WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C7 (together with its successors and assigns in interest, in its capacity as owner of Note A-3, the “Note A-3 Holder”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE REGISTERED HOLDERS OF THE BMO 2026-5C15 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-5C15 (together with its successors and assigns in interest, in its capacity as owner of Note A-4, the “Note A-4 Holder”), UBS AG NEW YORK BRANCH (together with its successors and assigns in interest, in its capacity as initial owner of Note A-5, the “Note A-5 Holder”), UBS AG NEW YORK BRANCH (together with its successors and assigns in interest, in its capacity as initial owner of Note A-6, the “Note A-6 Holder”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE REGISTERED HOLDERS OF THE WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C7 (together with its successors and assigns in interest, in its capacity as owner of the Junior Note, the “Junior Noteholder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage (as defined herein), UBS AG New York Branch (“UBS AG” or the “Initial Senior Noteholder”) originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which was evidenced, inter alia, by seven promissory notes (collectively, as amended, modified or supplemented, the “Original Notes”), each dated November 18, 2025, with the first such note in the original principal amount of $55,000,000 (as amended, modified or supplemented, the “Original Note A-1”), made by the Mortgage Loan Borrower in favor of Initial Senior Noteholder (in such capacity, the “Original Note A-1 Holder”), with the second such note in the original principal amount of $25,000,000 (as amended, modified or supplemented, the “Note A-2”), made by the Mortgage Loan Borrower in favor of Initial Senior Noteholder (in such capacity, the “Initial Note A-2 Holder”), with the third such note in the original principal amount of $10,000,000 (as amended, modified or supplemented, the “Note A-3”) made by the Mortgage Loan Borrower in favor of Initial Senior Noteholder (in such capacity, the “Initial Note A-3 Holder”), with the fourth such note in the original principal amount of $5,000,000 (as amended, modified or supplemented, the “Note A-4”), made by the Mortgage Loan Borrower in favor of Initial Senior Noteholder (in such capacity, the “Initial Note A-4 Holder”), with the fifth such note in the original principal amount of $5,000,000 (as amended, modified or supplemented, the “Note A-5”), made by the Mortgage Loan Borrower in favor of Initial Senior Noteholder (in such capacity, the “Initial Note A-5 Holder”), with the sixth such note in the original principal amount of $5,000,000 (as amended, modified or supplemented, the “Note A-6” and together with Original Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5, the “Original Senior Note”) made by the Mortgage Loan Borrower in favor of the Initial Senior Noteholder (in such capacity, the “Initial Note A-2 Holder”), with the seventh such note in the original principal amount of $68,000,000 (as amended, modified or supplemented, the “Junior Note”), made by the Mortgage Loan Borrower in favor of UBS AG NEW YORK BRANCH (together with its successors and assigns in interest, in its capacity as initial owner of the Junior Note, the “Initial Junior Noteholder”), and secured by a certain first mortgage lien (as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”);

WHEREAS, UBS AG, as the Original Note A-1 Holder, UBS AG, as the Initial Note A-2 Holder, UBS AG, as the Initial Note A-3 Holder, UBS AG, as the Initial Note A-4 Holder, UBS AG, as the Initial Note A-5 Holder, UBS AG, as the Initial Note A-6 Holder, and UBS AG as the Initial Junior Noteholder entered into an Agreement between Noteholder, dated December 3, 2025 (the “Original Agreement”), to memorialize the terms under which they, and their successors and assigns, would hold Original Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and the Junior Note, respectively;

WHEREAS, pursuant to the terms of the Promissory Note A-1 Splitter and Loan Modification Agreement, dated as of June 9, 2026, by and between the Borrower and UBS AG (in such capacity, the “Initial Note A-1-1 Holder”, the “Initial Note A-1-2 Holder” and the “Initial Note A-1-3 Holder”, respectively), Original Note A-1 was split and amended and restated into three promissory notes: Replacement Promissory Note A-1-1, in the original principal amount of $25,000,000 (“Note A-1-1”), Replacement Promissory Note A-1-2, in the original principal amount of $20,000,000 (“Note A-1-2”) and Replacement Promissory Note A-1-3, in the original principal amount of $10,000,000 (“Note A-1-3”);

WHEREAS, Note A-1-1, Note A-1-2, Note A-1-3, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 are collectively referred to herein as the “Senior Note”; and the Senior Note and the Junior Note are collectively referred to herein as the “Notes”;

WHEREAS, the Initial Note A-2 Holder, the Initial Note A-3 Holder and the Initial Junior Noteholder sold, transferred and assigned its right, title and interest in and to Note A-2, Note A-3 and the Junior Note, respectively, to Wells Fargo Commercial Mortgage Securities, Inc. (“WFCMS”), as depositor, pursuant to a Mortgage Loan Purchase Agreement dated and effective as of December 4, 2025, by and between WFCMS, as purchaser, and UBS

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AG, as seller, and WFCMS transferred its right, title and interest in and to Note A-2, Note A-3 and the Junior Note to Computershare Trust Company, N.A., as trustee for the benefit of the registered holders of Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2025-5C7, under a pooling and servicing agreement, dated as of December 1, 2025, among WFCMS, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and a special servicer, CWCapital Asset Management LLC, as a special servicer, KeyBank National Association, as a special servicer, Computershare Trust Company, N.A. as trustee and certificate administrator, and Bell Oak, LLC, as operating adviser and asset representations reviewer;

WHEREAS, the Initial Note A-1-2 Holder and the Initial Note A-4 Holder sold, transferred and assigned its right, title and interest in and to Note A-1-2 and Note A-4, respectively, to BMO Commercial Mortgage Securities LLC (“BMOCMS”), as depositor, pursuant to a Mortgage Loan Purchase Agreement dated and effective as of June 1, 2026 by and between BMOCMS, as purchaser, and UBS AG, as seller, and BMOCMS transferred its right, title and interest in and to Note A-1-2 and Note A-4 to Computershare Trust Company, N.A., as trustee for the benefit of the registered holders of BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-5C15, under a pooling and servicing agreement, dated as of June 1, 2026, among BMOCMS, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, Computershare Trust Company, N.A. as trustee and certificate administrator, and Bell Oak, LLC, as operating adviser and asset representations reviewer (the “BMO 2026-5C15 PSA”);

WHEREAS, each of Initial Note A-1-1 Holder, Initial Note A-1-3 Holder, Initial Note A-5 Holder and Initial Note A-6 Holder intends, but is not bound, to sell transfer and assign all or a portion of its right, title and interest in and to its Note to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans; and

WHEREAS, the parties hereto desire to enter into this Agreement (1) to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1-1, Note A-1-2, Note A-1-3, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and the Junior Note, respectively and (2) to amend, restate and supersede the terms of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Additional Servicing Expenses” shall mean (a) all Servicing Advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Securitization Certificate Administrator or fiscal agent pursuant to the Servicing Agreement, and (b) all interest accrued on

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Advances made by any Servicer, Trustee or fiscal agent in accordance with the terms of the Servicing Agreement; provided that (i) the aggregate special servicing fee (or equivalent) (which fee is payable solely during the period that the Mortgage Loan is a Specially Serviced Mortgage Loan) shall not exceed an amount equal to 0.25% per annum of the outstanding principal balance of the Mortgage Loan, (ii) the special servicing liquidation fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be, (iii) the special servicing workout fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or “corrected” loan (or such other analogous term pursuant to the Servicing Agreement), and (iv) in no event shall both a workout fee and a liquidation fee be payable on the same principal payment.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Affiliate” shall mean with respect to any specified Person (i) any other Person that Controls, Controlling or is Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at UBS AG New York Branch, 11 Madison Avenue, New York, New York 10010, Attention: Naja Armstrong, Email address: naja.armstrong@ubs.com and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement Between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term or such other analogous term used in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to the term “Appraisal Reduction” or such other analogous term used in the Servicing Agreement.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

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“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“BMO 2026-5C15 PSA” shall have the meaning assigned to such term in the recitals hereto.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“CDO Asset Manager” with respect to any Securitization Vehicle that is a CDO, shall mean the entity which is responsible for managing or administering the Junior Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the Junior Note).

“Certificate Administrator” shall mean the certificate administrator under the Securitization Servicing Agreement, if any.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise; provided that, for purposes of the definition of “Qualified Institutional Lender” as used in this Agreement, “Control” shall also require the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity. “Controlled” and “Controlling” each have the meaning correlative thereto.

“Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)               (1) the initial Junior Note Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as scheduled principal, principal prepayments or otherwise) allocated to, and received on, the Junior Note after the date of

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creation of the Junior Note, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the Junior Note and any Collateral Deficiency Amount (as defined in the Securitization Servicing Agreement) that is allocated to the Junior Note pursuant to the Securitization Servicing Agreement and (z) any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to the Junior Note, is less than

(b)               25% of the remainder of the (i) initial Junior Note Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Junior Noteholder on the Junior Note after the date of creation of the Junior Note.

“Controlling Class Representative” shall mean (i) if Note A-1-1 is not included in a Securitization, the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” pursuant to the Lead Servicing Agreement or their duly appointed representative or (ii) if Note A-1-1 is included in a Securitization, the holders of the majority of the class of securities issued in the Note A-1-1 Securitization designated as the “controlling class” pursuant to the Non-Lead Servicing Agreement for the Note A-1-1 Securitization or their duly appointed representative; provided that if 50% or more of the class of securities issued in a Lead Securitization or Note A-1-1 Securitization, as applicable, designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of such Controlling Class Representative.

“Controlling Noteholder” shall mean as of any date of determination (i) the Junior Noteholder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Note A-1-1 Holder; provided that at any time Note A-1-1 is the Controlling Noteholder and is included in the Lead Securitization, references to the “Controlling Noteholder” herein shall mean the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement; provided that, if the Junior Noteholder would be the Controlling Noteholder pursuant to the terms hereof, but any interest in the Junior Note is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder, a Control Appraisal Period shall be deemed to have occurred. If a Control Appraisal Period has occurred and any interest in the Note A-1-1 is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Note A-1-1 as Controlling Noteholder, the rights of the Controlling Noteholder shall be deemed null and void and no Mortgage Loan Borrower or Mortgage Loan Borrower Related Party shall be entitled to exercise such rights. As of the Closing Date, the Controlling Noteholder will be the Junior Noteholder.

“Controlling Noteholder Representative” shall mean, with respect to the Mortgage Loan, the representative appointed pursuant to Section 6(a).

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“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of (a) the Principal Balance of the Senior Note, (b) accrued and unpaid interest thereon at the Senior Note Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unpaid special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount, (f) (i) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (ii) if the Mortgage Loan is purchased after ninety (90) days after the such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Securitization Servicing Agreement with respect to the Mortgage Loan and (g)  any Recovered Costs not reimbursed previously to the Senior Note pursuant to this Agreement. Notwithstanding the foregoing, if the Junior Noteholder is purchasing from the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (d) through (f) of this definition. If the Mortgage Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue at the Senior Note Rate on the Senior Note Principal Balance, as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Junior Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Depositor” shall mean (i) with respect to the Note A-1-1 Securitization, the depositor under the Note A-1-1 Securitization, (ii) with respect to the Note A-1-2 Securitization, the depositor under the Note A-1-2 Securitization, (iii) with respect to the Note A-1-3 Securitization, the depositor under the Note A-1-3 Securitization, (iv) with respect to the Note A-2 Securitization, the depositor under the Note A-2 Securitization, (v) with respect to the Note A-3 Securitization, the depositor under the Note A-3 Securitization, (vi) with respect to the Note A-4 Securitization, the depositor under the Note A-4 Securitization, (vii) with respect to the Note A-5 Securitization, the depositor under the Note A-5 Securitization and (vii) with respect to the Note A-6 Securitization, the depositor under the Note A-6 Securitization.

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“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Final Recovery Determination” shall have the meaning assigned to such term in the Servicing Agreement.

“First Securitization” shall mean the earliest to occur of the Note A-1-1 Securitization, the Note A-1-2 Securitization, the Note A-1-3 Securitization, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization, the Note A-5 Securitization, and the Note A-6 Securitization.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Grace Period” shall have the meaning assigned to such term in Section 11(a).

“Guarantor” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-5 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-6 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Junior Noteholder” shall have the meaning assigned to such term in the preamble to this Agreement.

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“Initial Noteholders” shall mean, collectively, the Initial Junior Noteholder and the Initial Senior Noteholder.

“Initial Senior Noteholder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Interest Rate” shall mean the Interest Rate (as defined in the Mortgage Loan Documents). For the avoidance of doubt, the “Interest Rate” shall not include the Note Default Interest Spread.

“Interim Servicing Agreement” shall mean that certain interim servicing agreement between the Initial Senior Noteholder and its interim servicer.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the Junior Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Junior Note” shall have the meaning assigned to such term in the recitals.

“Junior Noteholder” shall mean the Junior Noteholder, and its successors in interest, or any subsequent holder of the Junior Note.

“Junior Note Default Rate” shall mean a rate per annum equal to the Junior Note Rate plus the Note Default Interest Spread.

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“Junior Note Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Junior Note Principal Balance and the denominator of which is the sum of the Senior Note Principal Balance and the Junior Note Principal Balance.

“Junior Note Principal Balance” shall mean, at any time of determination, the Initial Junior Note Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Junior Note Rate” shall mean the Interest Rate for the Junior Note.

“KBRA” shall mean Kroll Bond Rating Agency, Inc., or its successors in interest.

“Lead Depositor” shall mean the Depositor under the Securitization Servicing Agreement.

“Lead Securitization” shall mean the First Securitization.

“Lead Securitization Note” shall mean Note A-2, which was contributed to the First Securitization; provided that the Lead Securitization Note, the Lead Securitization, the Lead Securitization Note Holder, or the servicing, custody or control rights associated with any of the foregoing may not be changed, replaced, redesignated or transferred to or from any other Note or Securitization without (i) at least ten (10) Business Days’ prior written notice to each Noteholder and each related Servicer and (ii) the prior written consent of each affected Senior Noteholder.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lender” shall have the meaning assigned to such term in the Mortgage.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement.

“Major Decisions” shall mean any of the following:

(i)                           any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)                        any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan Documents or any extension of the maturity date of the Mortgage Loan;

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(iii)                     following a default or an event of default with respect to the Mortgage Loan Documents, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)                    any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or REO Property for less than the applicable Purchase Price (as defined in the Servicing Agreement);

(v)                       any determination to bring the Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Servicing Agreement) located at the Mortgaged Property or an REO Property;

(vi)                    any release of material collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)                 any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the Mortgage Loan Borrower;

(viii)              any incurrence of additional debt by the Mortgage Loan Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Mortgage Loan Borrower (to the extent that the Lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)                      any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto (in each case, if the Lender is required to consent or approve such changes under the Mortgage Loan Documents provided, that any such modification or amendment that would adversely impact the Master Servicer shall additionally require the consent of the Master Servicer as a condition to its effectiveness);

(x)                         any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the Lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)                      any releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or

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reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)                   any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of the Mortgage Loan Documents and for which there is no lender discretion, or the approval of any replacement or additional guarantor under the Mortgage Loan Documents (in each case, if the Lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xiii)                any determination of an Acceptable Insurance Default;

(xiv)               any modification, waiver, termination, renewal or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Mortgaged Property (in each case, if the Lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xv)                  any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer pursuant to the reasonably foreseeable default servicing transfer event set forth in the Service Agreement;

(xvi)               any adoption or implementation of a budget submitted by the Mortgage Loan Borrower to the extent lender approval is required under the Mortgage Loan Documents;

(xvii)            the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower;

(xviii)         the approval of any property improvement plans or other material alterations proposed for the Mortgaged Property to the extent the Lender’s approval is required under the Mortgage Loan Documents;

(xix)                 any proposed material modification or waiver of the insurance requirements set forth in the Mortgage Loan Documents, other than pursuant to the specific terms of such Mortgage Loan Documents and for which there is no lender discretion;

(xx)                    any material change in the standards contained in the Mortgage Loan Documents for alterations, leasing, material agreement and budget approvals, if any, to the extent that the consent of the Lender is required for any such matter;

(xxi)                 any filing of a bankruptcy or similar action against the Mortgage Loan Borrower or guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or

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opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

(xxii)              any waiver of a covenant of the Mortgage Loan Borrower relating to maintaining its status as a special purpose entity;

(xxiii)           if the Mortgaged Property is an REO Property, approval of operating and business plans; or

(xxiv)          any approval of a material lease or the extension, modification, or termination thereof, to the extent lender approval is required under the Mortgage Loan Documents.

“Master Servicer” shall have the meaning assigned to such term in the Servicing Agreement.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment” shall mean have the meaning assigned to such term in the Servicing Agreement.

“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar DBRS” shall mean DBRS, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the mortgage loan agreement, dated as of November 18, 2025, among the Mortgage Loan Borrower, the Initial Senior Noteholder, and the Initial Junior Noteholder, as the same may be amended, restated, renewed, extended, modified or supplemented from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

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“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage, the Note and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Senior Note Rate and the Junior Note Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Junior Note Rate” shall mean the Junior Note Rate minus the Servicing Fee Rate.

“Net Senior Note Rate” shall mean the Senior Note Rate minus the Servicing Fee Rate.

“Non-Controlling Class Representative” shall mean the holders of the majority of the class of securities issued in the Securitization of a Non-Lead Securitization Note designated as the “controlling class” pursuant to the related Non-Lead Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of such Non-Controlling Class Representative.

“Non-Controlling Note” shall mean each of Note A-1-1 (solely during such time as the Junior Noteholder is the Controlling Noteholder), Note A-1-2, Note A-1-3, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, and/or if a Control Appraisal Period has occurred and is continuing, the Junior Note or any new Note(s) issued in respect thereof.

“Non-Controlling Noteholder” shall mean each holder of a Non-Controlling Note; provided that, at any time a Non-Controlling Note is included in a Securitization, references to a “Non-Controlling Noteholder” herein shall mean the Non-Controlling Class Representative or any other party assigned the rights to exercise the rights of a “Non-Controlling Noteholder” hereunder, as and to the extent provided in the related Non-Lead Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice; provided that if at any time 50% or more of any Non-Controlling Note is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of such Non-Controlling Noteholder. The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of each “Non-Controlling Noteholder” herein or under the Servicing Agreement and, (x) to the extent that the related Non-Lead Servicing Agreement assigns such rights to more than one party or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 40, for purposes of this Agreement, such Non-Lead Servicing Agreement or the holders of such New Notes shall designate one party to deal with Lead Securitization Note

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Holder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice with respect to each Non-Controlling Note as having been designated as the related Non-Controlling Noteholder, as a Non-Controlling Noteholder for all purposes of this Agreement.

Prior to Securitization of a Non-Lead Securitization Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to the Non-Lead Securitization Note Holders or the Non-Controlling Noteholders pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Initial Senior Noteholder and any other Person designated in writing by such holder to receive such items, and, when so delivered to such Initial Senior Noteholder and any such designee, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement. Following the Securitization of a Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Note Holder or the related Non-Controlling Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Servicing Agreement) and, unless prohibited by the related Non-Lead Servicing Agreement, concurrently to the related Non-Lead Securitization Note Holder or its designated representative at the notice address provided under this Agreement or the related Non-Lead Servicing Agreement. When so delivered, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Senior Noteholder to make such payments free of any obligation or liability for withholding.

“Non-Lead Depositor” shall mean the “depositor” under a Non-Lead Servicing Agreement.

“Non-Lead Master Servicer” shall mean the “master servicer” under a Non-Lead Servicing Agreement.

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“Non-Lead Securitization” shall mean any Securitization other than the First Securitization.

“Non-Lead Securitization Note” shall mean any Note included in a Non-Lead Securitization.

“Non-Lead Securitization Note Holders” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for the related Non-Lead Securitization.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which a Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or Non-Lead Special Servicer, as applicable.

“Non-Lead Servicing Agreement” shall have the meaning assigned to such term in Section 2(f).

“Non-Lead Special Servicer” shall mean the special servicer under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Trustee” shall mean the trustee under any Non-Lead Securitization

Servicing Agreement.

“Non-Lead Trust Advisor” shall mean the “trust advisor”, “operating advisor” or other analogous term under a Non-Lead Servicing Agreement.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Nonrecoverable Servicing Advance” shall have the meaning assigned to the term “Nonrecoverable Property Advance” or such other analogous term used in the Servicing Agreement.

“Noteholder” shall mean either of the Senior Noteholder and the Junior Noteholder, as applicable.

“Noteholder Purchase Notice” shall have the meaning assigned to such term in Section 12.

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“Note” shall mean any of Note A-1-1, Note A-1-2, Note A-1-3, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and the Junior Note, as applicable.

“Note A-1-1” shall have the meaning assigned to such term in the recitals.

“Note A-1-1 Holder” shall mean the Initial Note A-1-1 Holder, or any subsequent holder of Note A-1-1, together with its successors and assigns.

“Note A-1-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1-1 Principal Balance and the denominator of which is the sum of the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-1-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-1-1 Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-1 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-1 Securitization” shall mean the Securitization in which Note A-1-1 is included.

“Note A-1-2” shall have the meaning assigned to such term in the recitals.

“Note A-1-2 Holder” shall mean the Initial Note A-1-2 Holder, or any subsequent holder of Note A-1-2, together with its successors and assigns.

“Note A-1-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1-2 Principal Balance and the denominator of which is the sum of the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-1-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-1-2 Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-2 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-2 Securitization” shall mean the Securitization in which Note A-1-2 is included.

“Note A-1-3” shall have the meaning assigned to such term in the recitals.

“Note A-1-3 Holder” shall mean the Initial Note A-1-3 Holder, or any subsequent holder of Note A-1-3, together with its successors and assigns.

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“Note A-1-3 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1-3 Principal Balance and the denominator of which is the sum of the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-1-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-1-3 Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-3 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-3 Securitization” shall mean the Securitization in which Note A-1-1 is included.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder, or any subsequent holder of Note A-2, together with its successors and assigns.

“Note A-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the sum of the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-2 Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-2 Securitization” shall mean the Securitization in which Note A-2 is included.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder, or any subsequent holder of Note A-3, together with its successors and assigns.

“Note A-3 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-3 Principal Balance and the denominator of which is the sum of the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

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“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-3 Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-3 Securitization” shall mean the Securitization in which Note A-3 is included.

“Note A-4” shall have the meaning assigned to such term in the recitals.

“Note A-4 Holder” shall mean the Initial Note A-4 Holder, or any subsequent holder of Note A-4, together with its successors and assigns.

“Note A-4 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-4 Principal Balance and the denominator of which is the sum of the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-4 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-4 Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-4 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-4 Securitization” shall mean the Securitization in which Note A-4 is included.

“Note A-5” shall have the meaning assigned to such term in the recitals.

“Note A-5 Holder” shall mean the Initial Note A-5 Holder, or any subsequent holder of Note A-5, together with its successors and assigns.

“Note A-5 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-5 Principal Balance and the denominator of which is the sum of the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-5 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-5 Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-5 Securitization” shall mean the Securitization in which Note A-5 is included.

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“Note A-6” shall have the meaning assigned to such term in the recitals.

“Note A-6 Holder” shall mean the Initial Note A-6 Holder, or any subsequent holder of Note A-6, together with its successors and assigns.

“Note A-6 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-6 Principal Balance and the denominator of which is the sum of the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-6 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-6 Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-6 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-6 Securitization” shall mean the Securitization in which Note A-6 is included.

“Note Default Interest Spread” shall mean a rate per annum equal to five percent (5%); provided, however, that if the weighted average of the Senior Note Default Rate and the Junior Note Default Rate would exceed the maximum rate permitted by applicable law, the note default interest spread shall equal (i) the rate at which the weighted average of the Senior Note Default Rate and the Junior Note Default Rate equals the maximum rate permitted by applicable law minus (ii) the Interest Rate.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean either of the Senior Note Rate or the Junior Note Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“P&I Advance” shall mean an advance made by (a) a party to the Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (b) a party to a Non-Lead Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note.

“Penalty Charges” shall mean any amounts collected from the Mortgage Loan Borrower or with respect to the Mortgage Loan or the Mortgaged Property that represent default charges, penalty charges, late fees and/or default interest, but excluding any yield maintenance charge or prepayment premium.

“Percentage Interest” shall mean, with respect to the Note A-1-1 Holder, the Note A-1-1 Percentage Interest, with respect to the Note A-1-2 Holder, the Note A-1-2 Percentage Interest, with respect to the Note A-1-3 Holder, the Note A-1-3 Percentage Interest, with respect to the Note A-2 Holder, the Note A-2 Percentage Interest, with respect to the Note A-3 Holder,

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the Note A-3 Percentage Interest, the Note A-4 Holder, the Note A-4 Percentage Interest, with respect to the Note A-5 Holder, the Note A-5 Percentage Interest, with respect to the Note A-6 Holder, the Note A-6 Percentage Interest, and with respect to the Junior Noteholder, the Junior Note Percentage Interest, as each may be adjusted from time to time.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any Affiliate of any such Person or any other a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean (i) with respect to the Senior Note in the aggregate, the Senior Note Principal Balance , (ii) with respect to any individual Senior Note, the Note A-1-1 Principal Balance, the Note A-1-2 Principal Balance, the Note A-1-3 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, or the Note A-6 Principal Balance, as applicable and (iii) with respect to the Junior Note, the Junior Note Principal Balance, as applicable.

“Pro Rata and Pari Passu Basis” shall mean with respect to Note A-1-1, Note A-1-2, Note A-1-3, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 and the related Noteholders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each Note or Noteholder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean each of the Initial Senior Noteholder, Junior Noteholder, and any other U.S. Person that is:

(a)               an entity Controlled (as defined below) by, under common Control with or Controlling either the Initial Senior Noteholder or the Junior Noteholder, or

(b)               one or more of the following:

(i)                           an investment bank, an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation,

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pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                        an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “institutional accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, or

(iii)                     a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Junior Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, any or all of the Junior Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of a Junior Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Junior Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iii), (iv) or (v) of this definition, or

(iv)                    an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) the Senior Noteholder or the Junior Noteholder, as applicable, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

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(v)                       an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (ii), (iii)(a), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan or mezzanine loans with respect to commercial real estate or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv) (B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity,

(c)               any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or

(d)               a Person that is otherwise a Qualified Institutional Lender but is acting in an agency capacity for a syndicate of lenders where at least 51% of the lenders in such syndicate are otherwise Qualified Institutional Lenders under clauses (b)(i), (ii), (iv) or (v) or (v) above.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean Morningstar DBRS, Fitch, KBRA, Moody’s and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor to rate the securities issued in connection with the Securitization of any Note; provided, however, that, at any time during which the Note is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the related Depositors from time to time to rate the securities issued in connection with the Securitizations of the Notes.

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“Rating Agency Confirmation” shall have the meaning given thereto or any analogous term in the Securitization Servicing Agreement or Non-Lead Securitization Agreement, as applicable, including any deemed Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (v) in the case of Morningstar DBRS, either a commercial mortgage servicer or special servicer that has a current ranking from Morningstar DBRS of at least MORCS3.

“REO Property” shall have the meaning assigned to such term in the Servicing Agreement.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securitization” shall mean the Note A-1-1 Securitization, Note A-1-2 Securitization, Note A-1-3 Securitization, Note A-2 Securitization, Note A-3 Securitization, Note A-4 Securitization, Note A-5 Securitization or Note A-6 Securitization, as applicable.

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“Securitization Date” shall mean the effective date on which the Securitization of the first Senior Note or first portion thereof is consummated.

“Securitization Operating Advisor” shall mean the operating advisor, senior trust advisor or any analogues entity under the Securitization Servicing Agreement, if any.

“Securitization Servicing Agreement” shall mean the pooling and servicing agreement that governs the Securitization that is then the Lead Securitization; provided, that during any period that the Mortgage Loan is no longer subject to the provisions of the Securitization Servicing Agreement, the “Securitization Servicing Agreement” shall be determined in accordance with the second paragraph of Section 2(e). The Servicing Standard in the Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Noteholder (taking into account that the Junior Note is junior to the Senior Note).

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which one or more of the Notes is held.

“Senior Note” shall have the meaning assigned to such term in the recitals.

“Senior Noteholder” shall mean the Initial Senior Noteholder, or any subsequent holder of the Senior Note, together with its successors and assigns.

“Senior Note Default Rate” shall mean a rate per annum equal to the Senior Note Rate plus the Note Default Interest Spread.

“Senior Note Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Senior Note Principal Balance and the denominator of which is the sum of the Senior Note Principal Balance and the Junior Note Principal Balance.

“Senior Note Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Senior Note Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Senior Noteholder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Senior Note Rate” shall mean the Interest Rate for the Senior Note.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an Event of Default. A Sequential Pay Event shall no longer exist if it has been cured (including any cure payment made by the Controlling Noteholder in accordance with Section 11) or waived and shall not be deemed to exist to the extent any Junior Noteholder is exercising its cure rights under Section 11.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

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“Servicing Advance” shall have the meaning given to the term “Property Protection Advance” in the Servicing Agreement.

“Servicing Agreement” shall mean, with respect to the Mortgage Loan, prior to the Securitization Date, the Interim Servicing Agreement, and, from and after the Securitization Date, the Securitization Servicing Agreement.

“Servicing Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Standard” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in the Servicing Agreement.

“Special Servicer” shall have the meaning assigned to such term in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(h).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(h).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 19(e)).

“Trustee” shall mean the bank or trust company as may be selected by the Depositor and approved by the Rating Agencies to act as trustee for the Securitization, and shall include any fiscal agent and/or paying agent appointed for such Securitization.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all

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substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Whole Loan Custodial Account” shall mean the custodial account or subaccount established for the Mortgage Loan pursuant to the Servicing Agreement.

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement.

Section 2.                Purchase of Junior Note; Servicing.

(a)   Each Noteholder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced prior to the Securitization Date pursuant to the Interim Servicing Agreement and from and after the Securitization Date (except as otherwise set forth in Section 5(b)), pursuant to the Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Lead Securitization Note (and each Non-Lead Master Servicer shall be required to advance monthly payments of principal and interest on the related Non-Lead Securitization Note pursuant to the terms of the related Non-Lead Servicing Agreement) if such principal or interest is not paid by the Mortgage Loan Borrower, but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Securitization Servicing Agreement including any provisions governing the determination of non-recoverability. The Junior Noteholder acknowledges that each Senior Noteholder may elect, in its sole discretion, to include its Senior Note in a Securitization and agrees that it will, subject to Section 24, reasonably cooperate with such Senior Noteholder, at such Senior Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Special Servicer and the Trustee under the Securitization Servicing Agreement by the Depositor and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Securitization Servicing Agreement. Each Noteholder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Securitization Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder or limit the Servicer in enforcing the rights of one Noteholder against the other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to the other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, this Agreement, the terms of the Mortgage Loan Documents, the Servicing Agreement, any intercreditor agreement and applicable law, shall provide information to each Non-Lead Servicer to enable such Non-Lead Servicer to perform its servicing duties under the related Non-Lead Servicing Agreement and

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shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)               In no event shall the Junior Noteholder be entitled to exercise any rights of the “directing holder” consulting class or any analogous class or holder under the Securitization Servicing Agreement by virtue of its ownership or control of the Junior Note except to the extent the Junior Noteholder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder.

(c)               The Securitization Servicing Agreement shall contain provisions to the effect that:

(i)                          any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the other Noteholders on the “master servicer remittance date” under the Securitization Servicing Agreement;

(ii)                       the Noteholders shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide, any information, relating to the Mortgage Loan, the borrower or the Mortgaged Property as such Person may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Securitization Trust that includes other Notes but not limited to standard CREFC reports, provided that if an interest in the Junior Note or the Junior Noteholder is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then the Junior Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy;

(iii)                    each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Securitization Servicing Agreement and may directly enforce such rights;

(iv)                   the Securitization Servicing Agreement may not be amended without the consent of each Non-Lead Securitization Note Holder or other Noteholder if such amendment would materially and adversely affect its rights thereunder and in no event may the Securitization Servicing Agreement change the interest or principal allocable to, or the amount, timing or priority of any payments due to, any Noteholder, materially increase any Noteholder’s obligations or materially decrease any Noteholder’s rights, remedies, protections, information rights or consultation rights hereunder without such affected Noteholder’s prior written consent;

(v)                      for so long as the Junior Note is included in a Securitization that is not the Lead Securitization, the Securitization Servicing Agreement shall require the Securitization Operating Advisor thereunder to deliver to the Non-Lead Trustee, Non-Lead Operating Advisor, Non-Lead Master Servicer and Non-Lead Special Servicer, in each case under the Non-Lead Securitization that the Junior Note is included in, any reports, notices or other materials with respect to the Mortgage Loan that the

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Securitization Operating Advisor is required to deliver under the Securitization Servicing Agreement, within the same time frames required to be delivered under the Securitization Servicing Agreement;

(vi)                   for so long as the Junior Note is included in a Securitization that is not the Lead Securitization, the Securitization Servicing Agreement shall require that a Securitization Operating Adviser be engaged thereunder to act as the operating adviser for, among other things, the Junior Note that is securitized in the related Non-Lead Securitization, with the provisions governing the obligations of such Securitization Operating Advisor being consistent with those of an “operating advisor” engaged in a securitization of commercial real estate loans that is relying on the “third party purchaser” option for satisfying the risk retention requirements under the Credit Risk Retention Rules applicable to such securitization, such as those provisions that will be included in the Non-Lead Securitization that will include the Junior Note; and

(vii)                if Junior Noteholder exercises its purchase option in accordance with Section 12 hereof, upon the Mortgage Loan being transferred to Junior Noteholder, it shall be entitled to terminate the Servicing Agreement with respect to the Mortgage Loan in its sole discretion, without payment of any termination fees.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, if at any time (A) the Controlling Noteholder under this Agreement is the Note A-1-1 Holder and (B) Note A-1-1 is included in a Securitization pursuant to which 3650 Real Estate Investment Trust 2 LLC, or any Affiliate thereof is the Controlling Class Representative, and such Controlling Class Representative has appointed 3650 REIT Loan Servicing LLC or any Affiliate thereof, to be the Special Servicer with respect to the Mortgage Loan pursuant to Section 7 of this Agreement, then, for so long as clauses (A) and (B) remain satisfied, the matters relating solely to the servicing of the Mortgage Loan as between the Master Servicer and the Special Servicer with respect to Major Decisions, “master servicer decisions,” “special servicer decisions” and litigation control matters shall be governed by and administered in accordance with the applicable provisions of the pooling and servicing agreement that governs the Note A-1-1 Securitization (which is expected to be substantially similar to the BMO 2026-5C15 PSA), as if such provisions were incorporated into the Servicing Agreement.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that any Note is included in a REMIC and any other is not, such other Noteholder shall not be required to reimburse the Noteholders that deposited a Note into a REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Noteholder be reduced to offset or make-up any such payment or deficit.

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(d)               Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(e)               At any time after the Securitization Date that the Mortgage Loan is no longer subject to the provisions of the Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are the same as or more favorable to the other Noteholders, in substance, to those in the Securitization Servicing Agreement and all references herein to the “Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if any Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Securitization; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by the Lead Securitization Note Holder and does not have to be performed by the service providers set forth under the Securitization Servicing Agreement.

(f)    The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Servicing Agreement) (i) shall be required to make Servicing Advances with respect to the Mortgage Loan, subject to the terms of the Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for a Servicing Advance, first from funds on deposit in the Whole Loan Custodial Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Nonrecoverable Servicing Advances, if such funds on deposit in the Whole Loan Custodial Account are insufficient, from general collections of the Lead Securitization as provided in the Servicing Agreement and from general collections of each Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Servicing Advance or a Nonrecoverable Servicing Advance, in the manner and from the sources provided in the Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Servicing Advances, from general collections of each Non-Lead Securitization as provided below. To the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Servicing Advance or any Advance Interest Amounts on a Servicing Advance or a Nonrecoverable Servicing Advance, each Non-Lead Securitization Note Holder (including from general collections or any other amounts from any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Servicing Advance or Advance Interest Amounts.

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The Servicing Agreement shall provide for the application of Penalty Charges paid in respect of the Mortgage Loan (i) to pay interest accrued on any Servicing Advances and reimbursement of Servicing Advances, in each case, made by any Noteholder (or the Master Servicer, the Trustee or the Special Servicer, as applicable, on their behalf), (ii) to pay interest accrued on any P&I Advance made by any Noteholder (or the Master Servicer, the Trustee, the Special Servicer, Non-Lead Master Servicer, the Non-Lead Trustee or the Non-Lead Special Servicer, as applicable, on their behalf), and (iii) to pay certain other expenses with respect to the Mortgage Loan (including Special Servicing fees, unpaid Workout Fees and Liquidation Fees) incurred by any Noteholder (or the Master Servicer, the Trustee, the Special Servicer, Non-Lead Master Servicer, the Non-Lead Trustee or the Non-Lead Special Servicer, as applicable, on their behalf). The amount of Penalty Charges remaining after the allocation in the immediately preceding sentence shall be paid to each Noteholder on a Pro Rata and Pari Passu Basis, with any such amounts that are allocated to any Lead Securitization Note and the Junior Note being used to pay the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Securitization Servicing Agreement.

In addition, each Non-Lead Securitization Note Holder (including, but not limited to, any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Trust Advisor or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Servicing Agreement and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Whole Loan Custodial Account are insufficient for reimbursement of such amounts. Each Non-Lead Securitization Note Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Trust Advisor and the Depositor (and any director, officer, member, manager, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Trust Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Whole Loan Custodial Account are insufficient for reimbursement of such amounts, such Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for their pro rata share of the insufficiency (including, if the related Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

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The master servicer under a Non-Lead Securitization (each, a “Non-Lead Master Servicer”) may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the servicing agreement for the related Securitization (each, a “Non-Lead Servicing Agreement”), the Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Servicing Agreement. Each Non-Lead Master Servicer and the special servicer and the trustee under each Non-Lead Servicing Agreement (each, respectively, a “Non-Lead Special Servicer” and a “Non-Lead Trustee”), as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Servicing Agreement. The Master Servicer and the Trustee, as applicable, and each Non-Lead Master Servicer or Non-Lead Trustee shall be required to notify the other of the amount of its P&I Advance within two Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to the related Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or a Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Servicing Agreement, in the case of the a determination of non-recoverability by such Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or Non-Lead Master Servicers and the Non-Lead Trustees, as the case may be, of the other Securitization on or prior to the next Master Servicer Remittance Date. Each of the Master Servicer, the Trustee, Non-Lead Master Servicers and Non-Lead Trustees, as applicable, will only be entitled to reimbursement for a P&I Advance and advance interest thereon that becomes non-recoverable first from the Whole Loan Custodial Account from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Servicing Agreement

(g)               Each Non-Lead Securitization Note Holder, if the related Non-Lead Securitization Note is included in a Securitization, shall cause the applicable Non-Lead Servicing Agreement to contain provisions to the effect that:

(i)                          the Non-Lead Securitization Note Holder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and

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that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement for the Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement for the Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                       each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Whole Loan Custodial Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement;

(iii)                    the Non-Lead Master Servicer will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Trust Advisor (i) promptly following the Securitization of the Non-Lead Securitization Note, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the trustee, the certificate administrator, the Non-Lead Master Servicer, the special servicer and the party designated to exercise the rights of the “Non-Controlling Noteholder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party

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designated to exercise the rights of the “Non-Controlling Noteholder” under this Agreement (together with the relevant contact information);

(iv)                   any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Servicing Agreement shall also require delivery of a Rating Agency Confirmation under the Non-Lead Servicing Agreement; and

(v)                      the Non-Lead Trustee and the Non-Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

Section 3.                Subordination of Junior Note; Payments Prior to a Sequential Pay Event. The Junior Note and the right of the Junior Noteholder to receive payments of interest, principal and other amounts with respect to such Junior Note shall at all times be junior, subject and subordinate to the Senior Note and the right of the Senior Noteholder to receive payments of interest, principal and other amounts with respect to the Senior Note as set forth herein. If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator or Trustee with respect to this Mortgage Loan pursuant to the Servicing Agreement and Penalty Charges which are allocated pursuant to Section 2(f), shall be distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)               first, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder in an amount equal to the accrued and unpaid interest on the Note A-1-1 Principal Balance, on the Note A-1-2 Principal Balance, on the Note A-1-3 Principal Balance, on the Note A-2 Principal Balance, on the Note A-3 Principal Balance, on the Note A-4 Principal Balance, on the Note A-5 Principal Balance and on the Note A-6 Principal Balance, in each case at the Net Senior Note Rate;

(b)               second, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the principal

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payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until their Principal Balances have been reduced to zero;

(c)               third, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and/or the Note A-6 Holder up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholder including any Recovered Costs not previously reimbursed to such Senior Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)               fourth, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount equal to any Prepayment Premium with respect to the Senior Note to the extent paid by the Mortgage Loan Borrower;

(e)               fifth, if, as a result of a Workout the Principal Balance of the Senior Note has been reduced, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount up to the reduction of the Principal Balance of each such Note as a result of such Workout, plus interest on such amount at the related Senior Note Rate;

(f)                sixth, to the Junior Noteholder in an amount equal to the accrued and unpaid interest on the Junior Note Principal Balance at the Net Junior Note Rate;

(g)               seventh, to the Junior Noteholder in an amount equal to any principal payments remaining after allocation of principal pursuant to Section 3(b) above, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Junior Note Principal Balance has been reduced to zero;

(h)               eighth, to the Junior Noteholder in an amount equal to the Prepayment Premium with respect to the Junior Note to the extent paid by the Mortgage Loan Borrower;

(i)                 ninth, to the extent the Junior Noteholder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholder for all such cure payments;

(j)                 tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of the Junior Note has been reduced, such excess amount shall be paid to the Junior Noteholder in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the related Junior Note Rate;

(k)               eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing

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Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder, pro rata, based on their respective initial Percentage Interests; and

(l)                 twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid pro rata to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder in accordance with their respective initial Percentage Interests.

Section 4.                Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided, if a Sequential Pay Event, as determined by the applicable Servicer and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents deemed appropriate by the Servicer in accordance with the Servicing Standard to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator or Trustee with respect to this Mortgage Loan pursuant to the Servicing Agreement with respect to the Mortgage Loan and Penalty Charges which are allocated pursuant to Section 2(f), shall be distributed by the Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)               first, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder in an amount equal to the accrued and unpaid interest on the Note A-1-1 Principal Balance, on the Note A-1-2 Principal Balance, on the Note A-1-3 Principal Balance, on the Note A-2 Principal Balance, on the Note A-3 Principal Balance, on the Note A-4 Principal

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Balance, on the Note A-5 Principal Balance and on the Note A-6 Principal Balance, in each case at the Net Senior Note Rate;

(b)               second, to the Junior Noteholder in an amount equal to the accrued and unpaid interest on the Junior Note Principal Balance at the Net Junior Note Rate;

(c)               third, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the Senior Note Principal Balance, until the Senior Note Principal Balance has been reduced to zero;

(d)               fourth, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and/or the Note A-6 Holder up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholder including any Recovered Costs not previously reimbursed to such Senior Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(e)               fifth, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount equal to any Prepayment Premium with respect to the Senior Note to the extent paid by the Mortgage Loan Borrower;

(f)                sixth, if, as a result of a Workout the Principal Balance of the Senior Note has been reduced, to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount up to the reduction of the Principal Balance of each such Note as a result of such Workout, plus interest on such amount at the related Senior Note Rate;

(g)               seventh, to the Junior Noteholder in an amount equal to the Junior Note Principal Balance, until the Junior Note Principal Balance has been reduced to zero;

(h)               eighth, to the Junior Noteholder in an amount equal to the Prepayment Premium with respect to the Junior Note to the extent paid by the Mortgage Loan Borrower;

(i)                 ninth, to the extent the Junior Noteholder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholder for all such cure payments;

(j)                 tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of the Junior Note has been reduced, such excess amount shall be paid to the Junior Noteholder in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the related Junior Note Rate;

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(k)               eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder, pro rata, based on their respective initial Percentage Interests; and

(l)                 twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid pro rata to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder in accordance with their respective initial Percentage Interests.

Section 5.                Administration of the Mortgage Loan.

(a)               Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement, the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and the Junior Noteholder shall not have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below), the Junior Noteholder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or the Servicer acting on behalf of the Senior Noteholder) the rights, if any, that the Junior Noteholder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or the Servicer acting on behalf of the Senior Noteholder) shall not have any fiduciary duty to the Junior Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Each of the Note A-1-1 Holder, Note A-1-2 Holder, Note A-1-3 Holder, Note A-2 Holder, Note A-3 Holder, Note A-4 Holder, Note A-5 Holder and Note A-6 Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder), upon the Mortgage Loan

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becoming a Defaulted Mortgage Loan and the determination by the Special Servicer to sell the Lead Securitization Note in accordance with the Servicing Agreement subject to the rights of Junior Noteholder under Section 12 hereof, to sell the Senior Notes that are Non-Controlling Notes together as notes evidencing one whole loan in accordance with the terms of the Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell such Notes together as notes evidencing one whole loan and shall require that all offers be submitted to the Certificate Administrator or Special Servicer, as applicable, in accordance with the terms of the Servicing Agreement in writing. The Trustee (based upon updated Appraisals ordered by the Special Servicer and received by the Trustee (or ordered by the Trustee if the Special Servicer or any of its Affiliates is an Interested Person)) shall determine whether any cash offer constitutes a fair price for the Senior Note (in the manner set forth in the Servicing Agreement) if the highest offeror is an Interested Person, and any such determination by the Trustee shall be binding upon all parties. Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell any Senior Note or any interest therein, without the written consent of each Non-Controlling Note Holder of a Senior Note (provided that such consent is not required if the related Non-Controlling Note is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower); provided, however, that such consent shall be deemed granted if the Special Servicer has delivered to each such Non-Controlling Note Holder the following and such Non-Controlling Note Holder has not delivered a written objection identifying a material adverse effect on its rights or economics within ten (10) Business Days after receipt of all such items: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by such a Non-Controlling Note Holder that are material to the price of the Mortgage Loan; and (d) until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative or other similar term as used in the Servicing Agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, however, that any Non-Controlling Note Holder may waive any delivery or timing requirements set forth in this sentence only for itself. Subject to the foregoing, each of the Non-Controlling Note Holders with respect to Senior Notes and the Non-Controlling Class Representatives shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, solely for the purpose of soliciting and accepting offers for and consummating a permitted sale of the Non-Lead Securitization Notes. Each Non-Lead Securitization Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request

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to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such permitted sale.

The authority of the Lead Securitization Note Holder to sell the Non-Lead Securitization Notes, and the obligations of the Non-Lead Securitization Note Holders to execute and deliver instruments or deliver the Non-Lead Securitization Notes upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the Initial Senior Note Holder from the trust fund established under the Servicing Agreement in connection with a material breach of representation or warranty made by the Initial Senior Note Holder with respect to the Lead Securitization Note or material document defect with respect to the documents delivered by the Initial Senior Note Holder with respect to Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the Initial Senior Note Holder or any document delivery obligation imposed on the Initial Senior Note Holder under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by the Initial Senior Note Holder in connection with the Lead Securitization.

(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. The Junior Noteholder agrees to be bound by the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation the rights of the Junior Noteholder set forth in Section 5(f) below. Servicing of the Mortgage Loan shall generally be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of the Lead Securitization Noteholder, the Non-Lead Securitization Noteholders and the Junior Noteholder (it being understood that the interest of the Junior Noteholder is a junior Note interest, subject to the terms and conditions of this Agreement), and any Junior Noteholder who is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)               Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Section 6), if the Servicer (on behalf of the Noteholders) in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such

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Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to each Senior Noteholder pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of each Senior Note remaining the same as they are on the date hereof, the Junior Note shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout (up to the amount otherwise due on the Junior Note). Subject to the Servicing Agreement and this Agreement (including without limitation Section 6), in the case of any modification or amendment described above, the Servicer (on behalf of the Noteholders) will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of the Junior Note to the Senior Notes with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Percentage Interest of each Senior Note and to reduce the Junior Note Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Senior Note Rate and the Junior Note Rate, as applicable, in order to reflect a reduction in the Interest Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)               All rights and obligations of the Senior Noteholder described hereunder may be exercised by the Servicer on behalf of the Senior Noteholder in accordance with the Servicing Agreement and this Agreement.

(e)               For so long as any Senior Note and the Junior Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Senior Note and the Junior Note shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Sections 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Senior Noteholder pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Sections 860G(a)(8) of the Code and (iii) the Senior Noteholder may not modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which each Senior Noteholder may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G 2(b) of the regulations of the United Stated Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes any Senior Note (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to

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the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by the Senior Note and the Junior Note on a pro rata and pari passu basis, with any such costs and expenses allocated to the Senior Note to be allocated among the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that any Senior Note or Junior Note is included in a REMIC, no Noteholder whose Note is not included in such REMIC shall be required to reimburse the Noteholder whose Note is included in such REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)    The Controlling Noteholder (or its Controlling Noteholder Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers the Controlling Class Representative would otherwise have under the Securitization Servicing Agreement with respect to the Mortgage Loan, including without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to the Specially Serviced Mortgage Loan and (2) the Special Servicer with respect to the non-Specially Serviced Mortgage Loan as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer. and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Servicing Agreement. Except as hereinafter provided, with respect to any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, then the Lead Securitization Noteholder (or the Servicer acting on its behalf) may not take such action or issue such consent or waiver without providing at least ten (10) Business Days prior notice of such action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), and the Lead Securitization Noteholder (or Servicer acting on its behalf) must receive the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative) before implementing a decision with respect to such Major Decision.

If the Lead Securitization Noteholder (or Servicer acting on its behalf) has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) with respect to such Major Decision within five (5) Business Days after delivery of the notice of a Major Decision, the Lead Securitization Noteholder (or Servicer acting on its behalf) shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “This is a Second Notice. Failure to respond within five (5)

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Business Days of this Second Notice will result in a loss of your right to consent with respect to this decision.” and if the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Senior Noteholder (or Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder (or its Controlling Noteholder Representative), as applicable, shall have no further consent rights with respect to such action.

Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Lead Securitization Noteholder (or Servicer acting on its behalf) may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) if the Lead Securitization Noteholder (or Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders, and the Lead Securitization Noteholder (or Servicer acting on its behalf) has made a reasonable effort to contact the Controlling Noteholder (or its Controlling Noteholder Representative). The foregoing shall not relieve the Lead Securitization Noteholder (or Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Lead Securitization Noteholder (or Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or cause the Lead Securitization Noteholder (or Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of any Lead Securitization Noteholder’s (or Servicer acting on its behalf) responsibilities under this Agreement.

(g)   During the continuation of a Control Appraisal Period, (i) if Note A-1-1 is included in a Securitization, the Note A-1-1 Holder (or its Controlling Class Representative) or (ii) if Note A-1-1 is not included in a Securitization, the Lead Securitization Note Holder (or its Controlling Class Representative), in each case, shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Controlling Class Representative under the Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, including without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to all Specially Serviced Loans and (2) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Servicing Agreement.

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Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Servicer acting on its behalf) shall be required to provide copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Lead Securitization Noteholder (or its controlling class representative), within the same time frame it is required to provide to the Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Representative under the Servicing Agreement due to the occurrence of a Control Termination Event (as defined in the Servicing Agreement) or a Consultation Termination Event (as defined in the Servicing Agreement)).

The Lead Securitization Note Holder (or the Special Servicer on its behalf) shall be required to consult with each Non-Lead Securitization Noteholder (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Lead Securitization Noteholder (or its controlling class representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Lead Securitization Noteholder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Lead Securitization Noteholders (or their respective controlling class representatives) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative, the Lead Securitization Note Holder (or the Servicer acting on its behalf) shall no longer be obligated to consult with the Non-Lead Securitization Noteholders (or their respective controlling class representatives), whether or not the Non-Lead Securitization Noteholders (or their respective controlling class representatives) have responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

Notwithstanding the consultation rights of the Non-Lead Securitization Noteholders (or their respective controlling class representatives) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period only if the Lead Securitization Note Holder (or Servicer acting on its behalf) determines in accordance with the Servicing Standard that immediate action with respect thereto is necessary to protect the interests of the Noteholders; provided that the Lead Securitization Note Holder (or Servicer acting on its behalf) shall promptly thereafter deliver written notice to the Non-Lead Securitization Noteholders describing such action, the basis for such determination and any material effect on the Non-Lead Securitization Noteholders. In no event shall the Lead Securitization Note Holder (or Servicer acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Lead Securitization Noteholders (or its controlling class representative).

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In addition to the consultation rights of the Non-Lead Securitization Noteholders (or their respective controlling class representatives) provided in the immediately preceding paragraph, the Non-Lead Securitization Noteholders shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Note Holder (or the Servicer acting on its behalf) at the offices of the Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(h)               Notwithstanding anything to the contrary in this Agreement, for so long as the Junior Note is included in a Securitization, the provisions of this Section 5(h) shall not have any force or effect.

The Junior Noteholder shall be entitled to avoid its applicable Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred (which such Appraisal the Special Servicer will be required to deliver to the Junior Noteholder within two Business Days of receipt by the Special Servicer of such third party Appraisal) together with the Master Servicer or Special Servicer’s, as applicable, calculation of the Appraisal Reduction Amount applicable to the Junior Note): (i) such Junior Noteholder shall have delivered as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Lead Securitization Noteholder in such collateral (a) cash collateral for the benefit of, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Lead Securitization Noteholder as the beneficiary, in form reasonably acceptable to the Servicer, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA-” by S&P, “A” by Fitch and “Aa3” by Moody’s or the short term obligations of which are rated at least “A-1” by S&P, “F-1” by Fitch and “P-1” by Moody’s, in each case ignoring any of the foregoing ratings requirements with respect to any rating agency that is not one of the Rating Agencies (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Junior Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the Junior Noteholder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the Junior Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the applicable Junior Noteholder shall be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the issuing entity are downgraded below the required ratings; provided,

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however, that, if such Threshold Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring; or (ii) the occurrence of a Final Recovery Determination. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Junior Noteholder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Controlling Noteholder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to Section 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Senior Note Principal Balance, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement and to the extent not utilized such Threshold Event Collateral shall be returned to Junior Noteholder. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(i)                 If the Junior Note’s Principal Balance is notionally reduced by Appraisal Reduction Amounts allocated thereto and a Control Appraisal Period results due to the allocation of an Appraisal Reduction Amount, the Junior Noteholder shall have the right, at its sole expense, to obtain and deliver to the Servicer, or require the Special Servicer to order a supplemental Appraisal prepared on an “as-is” basis of the Mortgage Loan (such Noteholder, the “Requesting Holder”), within 30 days from receipt of requesting Holder’s written request. The Junior Noteholder challenging the Appraisal Reduction Amount determination shall be permitted to exercise any rights of the Controlling Noteholder, upon such time, if any, as a Control Appraisal Period no longer exists and the rights of the Controlling Noteholder will be exercised by the holder or holders of a majority of the Senior Note during such Control Appraisal Period. Upon receipt of any such supplemental Appraisal, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, shall direct the Master Servicer to, and the Master Servicer shall, recalculate such Appraisal Reduction Amount based upon such supplemental Appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer, to the extent such information is in the possession of the Master Servicer, and is reasonably necessary to make such recalculation. If required by any such recalculation, the Junior Noteholder shall be reinstated as the Controlling Noteholder.

(j)                 The Servicer or Special Servicer shall obtain Appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Securitization Servicing Agreement.

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Section 6.                Appointment of Controlling Noteholder Representative.

(a)   The Controlling Noteholder shall have the right at any time to appoint a Controlling Noteholder Representative to exercise its rights hereunder (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and the Lead Securitization Noteholder will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and email addresses). Lead Securitization Noteholder shall promptly deliver such information to any Servicer.

(b)               Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to the other Noteholders or any other Person for any action taken, or for refraining from the taking of any action or in the giving of any consent or the failure to give any consent pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence. The Senior Noteholder and the Junior Noteholder agree that the Controlling Noteholder Representative and any Controlling Noteholder (whether acting in place of the Controlling Noteholder Representative when no Controlling Noteholder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to such Controlling Noteholder hereunder) may take or refrain from taking actions that favor the interests of one Noteholder over other Noteholders, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its

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rights by reason of its having acted or refrained from acting solely in the interests of the Senior Noteholder or the Junior Noteholder, as applicable.

(c)               If the Lead Securitization Noteholder is the Controlling Noteholder, the Junior Noteholder acknowledges and agrees all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Section 5(f) and 5(h) and this Section 6 shall be exercisable by the Lead Securitization Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.                Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of both the terminated Special Servicer and the newly appointed Special Servicer necessary to effect the termination and new appointment), shall have the right to appoint the Special Servicer with respect to the Mortgage Loan, provided that, at any time that the Controlling Noteholder is not the Junior Noteholder, the Note A-1-1 Holder (or if a Securitization of any Senior Note has occurred, the Controlling Class Representative), shall have the right to appoint or replace the Special Servicer, subject to the terms and conditions of the Servicing Agreement. The Controlling Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior notice to the Special Servicer (provided, however, that the Controlling Noteholder or its Controlling Noteholder Representative shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination not be effective unless and until (A) each Rating Agency delivers Rating Agency Confirmation (to the extent the Mortgage Loan has been securitized); (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to such Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable servicing agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence. Prior to the Securitization, if the Mortgage Loan becomes a Specially Serviced Mortgage Loan, and if not later than ninety (90) days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan the Controlling Noteholder (or its Controlling Noteholder Representative) elects to replace the Special Servicer, then each Noteholder agrees that no liquidation fees or workout fees shall be payable to the Special Servicer being replaced, unless such Special Servicer shall have either successfully completed a workout or a liquidation, in which case such fees shall be payable as provided herein.

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Section 8.                Payment Procedure.

(a)               The Lead Securitization Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account on the Business Day next following the date such payment was received by the Lead Securitization Noteholder (or the Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower.

(b)               If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of the Senior Note or the Junior Note must, pursuant to any insolvency bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Noteholder, any other Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such other Noteholder or the Lead Securitization Noteholder, as applicable, and the Junior Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to the Junior Noteholder together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to any Mortgage Loan Borrower, the Lead Securitization Noteholder, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)               If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to the Junior Noteholder before the Lead Securitization Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to the Junior Noteholder, the Junior Noteholder will, at the Lead Securitization Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)               Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Servicer on its behalf) who shall allocate such excess in accordance with this Agreement and the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from the Junior Noteholder with respect to the Mortgage Loan against any future payments due to the Junior Noteholder under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of the Lead Securitization Noteholder against the

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other Noteholders or the obligations of the other Noteholders against the Senior Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Noteholders. The Lead Securitization Noteholder (including any Servicer) shall have no liability to the Junior Noteholder with respect to the Junior Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Lead Securitization Noteholder. No other Noteholder shall have liability to the Lead Securitization Noteholder with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such other Noteholder.

Each Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Noteholder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to the other Noteholders in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard.

The Lead Securitization Noteholder and each Non-Lead Securitization Noteholder acknowledge that, subject to the terms and conditions hereof, the Junior Noteholder may exercise, or omit to exercise, any rights that the Junior Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Lead Securitization Noteholder or the Non-Lead Securitization Note Holders and that the Junior Noteholder shall have no liability whatsoever to the Lead Securitization Noteholder or the Non-Lead Securitization Note Holders in connection with the Junior Noteholder’s exercise of rights or any omission by the Junior Noteholder to exercise such rights; provided, however, that the Junior Noteholder shall not be protected against any liability to the Lead Securitization Noteholder or the Non-Lead Securitization Note Holders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.            Bankruptcy. Subject to the provisions of Section 5(f) hereof, each of the Non-Lead Securitization Note Holders and the Junior Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof, each of the Non-Lead Securitization Note Holders and the Junior Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can

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make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Each of the Non-Lead Securitization Noteholders and the Junior Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to each of the Non-Lead Securitization Noteholders and the Junior Noteholder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. Each of the Non-Lead Securitization Noteholders and the Junior Noteholder in its capacity as such, hereby agrees that, upon the request of the Lead Securitization Noteholder, that such Non-Lead Securitization Noteholders or such Junior Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Cure Rights of Controlling Noteholder.

Notwithstanding anything to the contrary in this Agreement, for so long as the Junior Note is included in a Securitization, the provisions of this Section 11 shall not have any force or effect unless 100% of the securities issued in the Securitization of the Junior Note are held by the same Person.

(a)   Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period (the “Grace Period”) for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall provide notice to the Junior Noteholder (while it is the Controlling Noteholder) and the Controlling Noteholder Representative (while the Junior Noteholder is the Controlling Noteholder) of such default (the “Monetary Default Notice”). If the Junior Noteholder (while it is the Controlling Noteholder) or Controlling Noteholder Representative (while the Junior Noteholder is the Controlling Noteholder) has not cured such Monetary Default within seven (7) Business Days after receiving the Monetary Default Notice, the Lead Securitization Noteholder shall deliver an additional copy of the Monetary Default Notice that contains a statement in boldface font that this is a second notice and that the Junior Noteholder’s or its Controlling Noteholder Representative’s failure to cure such Monetary Default within seven (7) Business Days after receiving such second notice will result in the termination of the right to cure such Monetary Default. The Junior Noteholder (while it is the Controlling Noteholder) shall have the right, but not the obligation, to cure such Monetary Default after receiving the first Monetary Default Notice and until the period ending seven (7) Business Days after receiving the second

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Monetary Default Notice (the “Cure Period”) and at no other times. At the time a payment is made to cure a Monetary Default as permitted hereunder, the Junior Noteholder shall pay or reimburse the Lead Securitization Noteholder for all unreimbursed Advances (whether or not recoverable with respect to the Lead Securitization Note and each Non-Lead Securitization Note, including principal and interest advances made with respect to such Non-Lead Securitization Note under the related Non-Lead Servicing Agreement), Advance Interest Amounts, any unpaid fees to any Servicer specifically provided for in the Securitization Servicing Agreement and any Additional Servicing Expenses. At any time (while the Junior Noteholder is the Controlling Noteholder) during which the Junior Noteholder believes that a Monetary Default has occurred, the Junior Noteholder shall have the right (i) to send a written notice to the Servicer requesting written confirmation as to whether a Monetary Default has occurred and is continuing and, if the Servicer provides any such written confirmation indicating that a Monetary Default has occurred and is continuing, the Junior Noteholder may proceed with exercising its cure rights as set forth herein, and (ii) pending its receipt of any written confirmation described in the foregoing clause (i), to tender a cure payment to the applicable Servicer in the amount it reasonably believes necessary to cure any such potential Monetary Default, which cure payment shall either be (A) in the event a Monetary Default has occurred, retained and applied to the cure of such Monetary Default in accordance with the terms hereof, or (B) in the event that no such Monetary Default has occurred, returned by the applicable Servicer to the Junior Noteholder. If the amount of a cure payment tendered by the Junior Noteholder is less than the amount necessary to effect a cure of a Monetary Default, such payment shall not effect a cure, but Junior Noteholder may effect a cure if it pays any deficiency within the Cure Period. If the amount of a cure payment tendered by the Junior Noteholder exceeds the amount necessary to effect a cure, the applicable Servicer shall return such excess to the Junior Noteholder. The Junior Noteholder (to the extent it is permitted to effect a cure hereunder) shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder (including for purposes of (i) the definition of “Sequential Pay Event”; (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Default Interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by the Junior Noteholder (to the extent permitted hereunder) on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)               Notwithstanding anything to the contrary contained in Section 11(a), the Junior Noteholder shall be limited to a combined total of six (6) cures of Monetary Defaults, no more than four (4) of which may be consecutive, or Non-Monetary Defaults over the term of the Mortgage Loan. Additional Cure Periods shall only be permitted with the consent of the Lead Securitization Noteholder.

(c)               No action taken by the Junior Noteholder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and Lead Securitization Noteholder’s and Non-Lead

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Securitization Noteholders’ rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of the Junior Noteholder’s actions under this Agreement. Subject to the terms of this Agreement, the Junior Noteholder shall be subrogated to the Lead Securitization Noteholder’s and Non-Lead Securitization Noteholders’ rights to any payment owing to the Lead Securitization Noteholder and the Non-Lead Securitization Noteholders for which the Junior Noteholder makes a cure payment as permitted under this Section 11 but such subrogation rights may not be exercised against the Mortgage Loan Borrower until 91 days after the Note is paid in full.

(d)               If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall promptly provide notice to the Controlling Noteholder and the Controlling Noteholder Representative of such failure (the “Non-Monetary Default Notice”) and the Controlling Noteholder shall have the right, but not the obligation, to cure such Non-Monetary Default within the greater of (i) same period of time as the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by the Controlling Noteholder of the Non-Monetary Default Notice, and (ii) 40 days from the date of receipt of such Non-Monetary Default Notice , to cure such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Controlling Noteholder, the Controlling Noteholder shall be given an additional period of time as is reasonably necessary to enable the Controlling Noteholder in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Controlling Noteholder diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Controlling Noteholder makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Controlling Noteholder has to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure. The Non-Monetary Default Notice shall contain a statement that the Controlling Noteholder’s or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. The Controlling Noteholder shall not contact the Mortgage Loan Borrower in order to effect any cures under Sections 11(a) or this 11(d) unless it is in conjunction with the Special Servicer or the Controlling Noteholder has obtained the prior written consent of the Lead Securitization Noteholder.

Section 12.            Purchase of Senior Note By Junior Noteholder.

Notwithstanding anything to the contrary in this Agreement, for so long as the Junior Note is included in a Securitization, the provisions of this Section 12 shall not have any force or effect.

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The Junior Noteholder shall have the right, by written notice to the Lead Securitization Noteholder (a “Noteholder Purchase Notice”), delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, the Senior Note in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. Upon the delivery of the Noteholder Purchase Notice to the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-1-3 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder, each such Senior Noteholder shall sell (and the Junior Noteholder shall purchase) each such Senior Note (including, without limitation, any Notes therein) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not less than ten (10) and not more than sixty (60) days after the date of receipt of the Noteholder Purchase Notice, as shall be established by the Lead Securitization Noteholder. If the Junior Noteholder timely exercises the purchase option, the period during which the Junior Noteholder is required to consummate such purchase shall be extended by an additional 30 days upon delivery to the Servicer prior to the expiration of such initial period of a non-refundable (unless the Senior Noteholders do not or are unable to transfer their Senior Notes as provided above) cash deposit in an amount equal to 5% of the Defaulted Mortgage Loan Purchase Price, which cash deposit shall be applied to the Defaulted Mortgage Loan Purchase Price at the closing of the purchase. The Noteholder Purchase Notice shall contain a statement that the Junior Noteholder’s failure to purchase the Senior Notes on a Defaulted Note Purchase Date will result in the termination of such right. The Junior Noteholder agrees that the sale of the Senior Notes shall comply with all requirements of the Servicing Agreement and that all costs and expenses related thereto shall be paid by the Junior Noteholder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Senior Noteholder (or the Servicer on its behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Junior Noteholder. Concurrently with the payment to the Senior Noteholders in immediately available funds of its respective portion of the applicable Defaulted Mortgage Loan Purchase Price, the Senior Noteholders will execute at the sole cost and expense of the Junior Noteholder in favor of the Junior Noteholder assignment documentation which will assign the Senior Notes and the Mortgage Loan Documents without recourse, representations or warranties (except the Senior Noteholders, and the Junior Noteholder, as applicable, will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver the Mortgage Loan or Note, as applicable, free and clear of all liens and encumbrances (other than the interest created by the Junior Note)). The right of the Junior Noteholder to purchase the Senior Notes shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Senior Noteholders shall give the Junior Noteholder ten (10) Business Days’ notice of its intent with respect to such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Servicer (or other nominee on behalf of the Noteholders) less than fifteen (15) days after the acceleration of the Mortgage Loan, the Lead Securitization Noteholder shall notify the Junior Noteholder of such transfer and the Junior Noteholder shall have a fifteen (15) day period from the date of such notice from the Lead Securitization Noteholder to deliver the Noteholder Purchase Notice to the Senior Noteholders, in which case the Junior Noteholder will be obligated to purchase the Mortgaged Property, in

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immediately available funds, within such fifteen (15) day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.            Representations of Junior Noteholder. The Junior Noteholder represents, and it is specifically understood and agreed, that it is acquiring its Junior Note for its own account in the ordinary course of its business and the Senior Noteholders shall otherwise have no liability or responsibility to the Junior Noteholder except as expressly provided herein or for actions that are taken or omitted to be taken by the Senior Noteholders that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Junior Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon the Junior Noteholder, and that this Agreement is the legal, valid and binding obligation of the Junior Noteholder enforceable against the Junior Noteholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The Junior Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. The Junior Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by the Junior Noteholder, (b) to the Junior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Junior Noteholder have been obtained or made, and (c) to the Junior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Junior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

The Junior Noteholder acknowledges that the Senior Noteholders do not owe the Junior Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Junior Noteholder with respect to any action taken by the Senior Noteholders in connection with the Mortgage Loan.

The Junior Noteholder expressly and irrevocably waives for itself and any Person claiming through or under the Junior Noteholder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan Noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.            Representations of the Initial Senior Noteholder. The Initial Senior Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Initial Senior Noteholder’s charter or any law or contractual restriction binding upon the Initial Senior Noteholder, and that this Agreement is the legal, valid and binding obligation of the Initial Senior Noteholder enforceable against the Initial Senior Noteholder in accordance with its terms. The Initial Senior Noteholder represents and warrants

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that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its business. The Initial Senior Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by the Initial Senior Noteholder, (b) to the Initial Senior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Initial Senior Noteholder has been obtained or made and (c) to the Initial Senior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Initial Senior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 15.            Independent Analysis of the Junior Noteholder. The Junior Noteholder acknowledges that it has, independently and without reliance upon the Initial Senior Noteholder, except with respect to the representations and warranties provided by the Initial Senior Noteholder herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase the Junior Note and the Junior Noteholder accepts responsibility therefor. The Junior Noteholder hereby acknowledges that, other than the representations and warranties provided herein, the Senior Noteholder has made no representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Senior Noteholder herein, and that the Senior Noteholder shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Senior Noteholder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. The Junior Noteholder assumes all risk of loss in connection with the Junior Note except as specifically set forth herein, and the Senior Noteholder assumes all risk of loss in connection with the Senior Note except as specifically set forth herein.

Section 16.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. The Senior Noteholder shall have no obligation whatsoever to offer to the Junior Noteholder the opportunity to purchase a Note interest in any future loans originated by the Senior Noteholder or its Affiliates and if the Senior Noteholder chooses to offer to the Junior Noteholder the opportunity to purchase a Note interest in any future mortgage loans originated by the Senior Noteholder or its Affiliates, such offer shall be at such purchase price and interest rate as the Senior Noteholder chooses, in its sole and absolute discretion. The Junior Noteholder shall not have any obligation whatsoever to purchase from the Senior Noteholder a Note interest in any future loans originated by the Senior Noteholder or its Affiliates.

Section 17.            Not a Security. The Junior Note shall not be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Section 18.            Other Business Activities of the Noteholders. The Junior Noteholder acknowledges that the Senior Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any direct or indirect parent or Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate thereof or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower, any principal thereof or any Affiliate thereof (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.            Sale of the Junior Note and the Senior Note.

(a)   The Junior Noteholder agrees that it will not Transfer all or any portion of the Junior Note without each Senior Noteholder’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided, that (i) the Junior Noteholder shall have the right to Transfer its respective Note, or any portion thereof, to a Qualified Institutional Lender without obtaining each Senior Noteholder’s prior written consent, provided, that promptly after the Transfer each Senior Noteholder is provided with (x) a representation from a transferee or the Junior Noteholder certifying that such transferee is a Qualified Institutional Lender, (y) a copy of the assignment and assumption agreement referred to in Section 20 and (z) such transfer would not cause the Junior Note to be held by more than five persons nor cause there to be no one person owning a majority of the Junior Note and (ii) if the Junior Noteholder wants to Transfer the Junior Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender after a Securitization, no consent of each Senior Noteholder shall be required, but the Junior Noteholder shall first obtain (and deliver to each Senior Noteholder) Rating Agency Confirmation. If the Junior Note is held by more than one Junior Noteholder at any time, the holders of a majority of the Principal Balance of the Junior Note shall immediately appoint a representative to exercise all rights of the Junior Note hereunder. Notwithstanding the foregoing, without each Senior Noteholder’s prior consent, which may be withheld in each Senior Noteholder’s sole discretion, the Junior Noteholder shall not Transfer all or any portion of the Junior Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The Junior Noteholder agrees it will pay the expenses of each Senior Noteholder (including all expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer. The Agent shall provide two Business Days prior written notice to each Rating Agency of any Transfer. None of the provisions of this Section 19(a) shall apply in the case of (i) a sale of the Junior Note in accordance with the terms and conditions of the Securitization Servicing Agreement or (ii) any issuance of certificates in connection with any Securitization or any sale of such certificates.

(b)               Notwithstanding the foregoing, the Junior Noteholder shall have the right, without the need to obtain the consent of each Senior Noteholder or any other Person, to Transfer 49% or less (in the aggregate) of its interest in the Junior Note to any Person; provided, further that the Junior Noteholder shall not Transfer all or any portion of the Junior Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer

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shall be void ab initio, absolutely null and void and shall vest no rights in the purported transferee. All Transfers under Section 19(a) and (b) shall be made upon written notice to each Senior Noteholder not later than the date of such Transfer, and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Junior Noteholder hereunder with respect to the Junior Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by the Junior Noteholder of the Junior Note solely as security for a loan to the Junior Noteholder made by a third-party lender whereby the Junior Noteholder remains fully liable under this Agreement, on or before the date on which such lender succeeds to the rights of the Junior Noteholder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the Junior Noteholder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of the Junior Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to the Junior Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in the Junior Note as described in clause (c) below). In connection with any such permitted transfer of a portion of the Junior Note and for all purposes of this Agreement, the Senior Noteholders need only recognize the majority holder of the Junior Note for purposes of notices, consents and other communications between the Senior Noteholders and such majority holder of the Junior Note shall be the only Person authorized hereunder to exercise any rights of the Junior Noteholder under this Agreement; provided, however, the majority holder of the Junior Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of the Junior Noteholder hereunder by delivering written notice thereof to the Senior Noteholders, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)               In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholder and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholder a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholder, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Control Appraisal Period with respect to the Junior Note, the aforesaid delegation of rights shall terminate and be of no further force and effect.

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(d)               Each Senior Noteholder agrees that it will not Transfer all or any portion of any of Note A-1-1, Note A-1-2, Note A-1-3, Note A-2, Note A-3, Note A-4, Note A-5 or Note A-6 except to a Qualified Institutional Lender. If a Senior Noteholder intends to Transfer its respective Note, or any portion thereof, to a Person that is not a Qualified Institutional Lender, it must first obtain the consent of each other Senior Noteholder and, if any such non-transferring Senior Noteholder’s Note and/or if the Junior Note is held in a Securitization Trust, a Rating Agency Confirmation with respect to the related Securitization. Notwithstanding the foregoing, without each non-transferring Noteholder’s prior consent, and, if any such non-transferring Senior Noteholder’s Note and/or if the Junior Note is held in a Securitization Trust, without a Rating Agency Confirmation with respect to the related Securitization, no Senior Noteholder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Senior Noteholder agrees that it shall pay the expenses of each non-transferring Noteholder (including all expenses of each applicable Master Servicer, the Special Servicer and the Trustee) and all expenses relating to each applicable Rating Agency Confirmation with any such Transfer. Notwithstanding the foregoing, each Senior Noteholder shall have the right, without the need to obtain the consent of any other Senior Noteholder or any other Person or any Rating Agency Confirmation, to Transfer 49% or less (in the aggregate) of its beneficial interest in its Note to a Person that is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party. None of the provisions of this Section 19(d) shall apply in the case of (i) a sale of the Senior Note in accordance with the terms and conditions of the Securitization Servicing Agreement or (ii) any issuance of certificates in connection with any Securitization or any sale of such certificates.

(e)               Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to Securitization, the consent of each other Noteholder and, (b) after Securitization, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other holders agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of

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default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)                Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                          The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                       The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

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(iii)                    Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                   The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)                      Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.            Registration of Transfer. In connection with any Transfer of a Note (but excluding any Note Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Securitization Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator (or if there is no Certificate Administrator, the Trustee) shall automatically become and be the Agent.

Section 21.            Registration of the Senior Notes and the Junior Note. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of each Initial Senior Noteholder and the Junior Noteholder who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed

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as Agent hereunder, each Senior Noteholder and the Junior Noteholder hereby designates such person as its agent under this Section 21 solely for purposes of maintaining the Note Register.

Section 22.            Statement of Intent. The Agent and each Noteholder intend that the Notes be classified and maintained as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 23.            No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by the Senior Noteholder to the Junior Noteholder. Except as otherwise provided in this Agreement and the Servicing Agreement, the Junior Noteholder shall not have any interest in any property taken as security for any Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Junior Noteholder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.            Cooperation in Securitization.

(a)               Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion and at its sole cost and expense, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, (x) at the request of any Senior Noteholder, the Junior Noteholder shall use reasonable efforts, at the requesting Senior Noteholder’s expense, to satisfy, and to cooperate with such Senior Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which such Senior Noteholder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with such Senior Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect such Securitization; provided, however, that either in connection with the initial Securitization or otherwise at any time prior to such initial Securitization, the Junior Noteholder and each non-requesting Senior Noteholder shall not be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments, the Junior Noteholder (ii)  increase the Junior Noteholder’s obligations or decrease the Junior Noteholder’s rights, remedies, protections, information rights or consultation rights or (iii) otherwise adversely affect the rights and interests of the Junior Noteholder (other than de minimis changes). In connection with any Securitization, the Junior Noteholder agrees at the sole cost and expense of the Securitization Noteholder to provide for inclusion in any disclosure document relating to the related Securitization such information concerning the Junior Noteholder and the other Notes as the related Senior Noteholder reasonably determines to be necessary or appropriate; and (y) the Junior Noteholder covenants and agrees that it shall cooperate with the reasonable requests of each Rating Agency

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and requesting Senior Noteholder in connection with the Securitization, as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to it and the other Notes in any Securitization document. The Junior Noteholder acknowledges that the information provided by it to a Senior Noteholder may be incorporated into the offering documents for a Securitization. Each Senior Noteholder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, the Junior Noteholder.

(b)   A Senior Noteholder may, at its election, deliver to the Junior Noteholder drafts of the preliminary and final Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Securitization Servicing Agreement at such time as the Junior Noteholder deems necessary or appropriate. The Junior Noteholder may, at its election, review and comment thereon insofar as it relates to the Junior Note and/or the Junior Noteholder, and, if the Junior Noteholder elects to review and comment, the Junior Noteholder shall review and comment thereon as soon as possible but in no event later than two (2) Business Days of its receipt thereof or (3) three Business Days after receipt, in the case of the first draft thereof delivered to the Junior Noteholder and if the Junior Noteholder fails to respond within such time, the Junior Noteholder shall be deemed to have elected to not comment thereon, provided that if Junior Noteholder elects to review and comment, any such review and comments with respect to the final draft distributed in connection with the preparation of the preliminary and final offering documents for printing shall be made no later than 9:00 am, New York City time, on the Business Day following its receipt thereof and if the Junior Noteholder fails to respond by such time, the Junior Noteholder shall be deemed to have elected to not comment thereon. In the event of any disagreement between the Junior Noteholder with respect to the preliminary and final offering memoranda, prospectus supplement, free writing prospectus or any other disclosure documents such Senior Noteholder’s determination shall control. Junior Noteholder has no obligation and shall have no liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself.

Section 25.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 26.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-

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EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 27.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto (other than as set forth in Section 5(b)). The Agent shall provide two Business Days prior written notice to each Rating Agency of any material modification to this Agreement.

Section 28.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the Senior Noteholder or the Junior Noteholder, as applicable, hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 29.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), Tagged Image File Format (TIF or TIFF), .JPG or .JPEG file format, by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 30.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

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Section 31.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 32.            Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 33.            Withholding Taxes.

(a)               If the Lead Securitization Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Junior Noteholder with respect to the Mortgage Loan as a result of the Junior Noteholder constituting a Non-Exempt Person, the Lead Securitization Noteholder, in its capacity as servicer, shall be entitled to do so with respect to the Junior Noteholder’s interest in such payment (all withheld amounts being deemed paid to the Junior Noteholder), provided that Lead Securitization Noteholder shall furnish such Junior Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Junior Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Junior Noteholder is subject to tax.

(b)               The Junior Noteholder shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to the Junior Noteholder in reliance upon any representation, certificate, statement, document or instrument made or provided by the Junior Noteholder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to the Junior Noteholder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) the Junior Noteholder shall, upon request of the Lead Securitization Noteholder and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Noteholder.

(c)               The Junior Noteholder represents to the Lead Securitization Noteholder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement

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and from time to time as necessary during the term of this Agreement, the Junior Noteholder shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that the Junior Noteholder is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if the Junior Noteholder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if the Junior Noteholder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, the Junior Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by the Junior Noteholder, as evidence of the Junior Noteholder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to the Junior Noteholder in respect of its Junior Note or otherwise until the Junior Noteholder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 34.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Notes that are not the Lead Securitization Notes) shall be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) on behalf of the registered holders of the Notes.

Section 35.            Servicing of the Loan. Pursuant to the Servicing Agreement, the Master Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the servicer of the Mortgage Loan and the Special Servicer will be appointed as the special servicer of the Mortgage Loan, and the parties agree that the Master Servicer and Special Servicer will service the Mortgage Loan on behalf of the Lead Securitization Noteholder and the Junior Noteholder pursuant to the Servicing Agreement and subject to the terms hereof.

Section 36.            Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (v) certified United States mail, postage prepaid return receipt requested and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

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All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or the Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder (or the Servicer on its behalf), shall also be delivered by the applicable party to the Junior Noteholder.

Section 37.            Broker. The Junior Noteholder and the Senior Noteholder represent to each other that no broker was responsible for bringing about this transaction.

Section 38.            Certain Matters Affecting the Agent.

(a)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)               The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 39.            Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Note Holder. In the event that the Agent is terminated pursuant to this Section 39, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. UBS AG New York Branch, as Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the

67

consent of any Noteholder. UBS AG New York Branch, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of such Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Servicer as Agent under this Agreement. Notwithstanding anything to the contrary in this Agreement, upon a Securitization of the Senior Note, the Certificate Administrator shall automatically become and be the Agent.

Section 40.            Resizing. In connection with the Mortgage Loan, the Junior Noteholder agrees that if, in connection with the Securitization, it is advantageous to cause the Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of any Senior Note to such New Notes; or severing a Senior Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of such Senior Note, the Junior Noteholder shall reasonably cooperate with the Senior Noteholders in connection therewith and shall reasonably cooperate with the Senior Noteholders to amend this Agreement to effect such resizings; provided that (i) the aggregate principal balance of the Senior Notes (taking into account all the New Notes) following the creation thereof is no greater than the principal balance of the Senior Note immediately prior to the creation of the new split promissory Notes, (ii) the weighted average Interest Rate of all promissory notes comprising the Senior Note (taking into account all the New Notes) following such splitting is the same as the Interest Rate of the Senior Note immediately prior to the creation of such new promissory notes, and (iii) no such splitting shall (x) change the interest allocable to, or the amount of any payments due to, Junior Noteholder, or priority of such payments, or (y) increase Junior Noteholder’s obligations or decrease Junior Noteholder’s rights, remedies, information rights or protections. In connection with the resizing of the Notes, the Senior Noteholders may allocate their rights hereunder among the new notes obtained by such Noteholder in any manner in its sole discretion.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

UBS AG, as Note A-1-1 Holder, Note A-1-3
Holder, Note A-5 Holder and Note A-6 Holder

By:	/s/ Jeremy Schneider
Name: Jeremy Schneider
Title: Associate Director

By:	/s/ Andrew Lisa
Name: Andrew Lisa
Title: Executive Director

Amended and Restated Agreement Between Noteholders – Crossgates Mall

MIDLAND LOAN SERVICES, A DIVISION
OF PNC BANK, NATIONAL
ASSOCIATION, AS MASTER SERVICER
ON BEHALF OF COMPUTERSHARE
TRUST COMPANY, N.A., AS TRUSTEE
FOR THE BENEFIT OF THE
REGISTERED HOLDERS OF BMO 2026-
5C15 MORTGAGE TRUST,
COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES SERIES 2026-
5C15, as Note A-1-2 Holder and Note A-4
Holder

By:	/s/ Scott Dunkley
Name: Scott Dunkley
Title: Senior Vice President

MIDLAND LOAN SERVICES, A DIVISION
OF PNC BANK, NATIONAL
ASSOCIATION, AS MASTER SERVICER
ON BEHALF OF COMPUTERSHARE
TRUST COMPANY, N.A., AS TRUSTEE
FOR THE BENEFIT OF THE
REGISTERED HOLDERS OF WELLS
FARGO COMMERCIAL MORTGAGE
SECURITIES, INC., COMMERCIAL
MORTGAGE PASS-THROUGH
CERTIFICATES SERIES 2025-5C7, as Note
A-2 Holder, Note A-3 Holder and Junior
Noteholder

By:	/s/ Scott Dunkley
Name: Scott Dunkley
Title: Senior Vice President

Amended and Restated Agreement Between Noteholders – Crossgates Mall

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan:	Loan Agreement, dated as of November 18, 2025 between UBS AG New York Branch, as Lender and the Mortgage Loan Borrower
Mortgage Loan Borrower:	XG Mall Company, LLC
Date of the Mortgage Loan and the Mortgage:	November 18, 2025
Initial Principal Amount of Mortgage Loan:	$173,000,000
Location of Mortgaged Property:	Albany, New York
Stated Maturity Date:	December 6, 2030

B.       Description of Note Interests:

Initial Senior Note Principal Balance:	$55,000,000
Initial Note A-1-1 Principal Balance:	$25,000,000
Initial Note A-1-2 Principal Balance:	$20,000,000
Initial Note A-1-3 Principal Balance:	$10,000,000
Initial Note A-2 Principal Balance:	$25,000,000
Initial Note A-3 Principal Balance:	$10,000,000
Initial Note A-4 Principal Balance:	$5,000,000
Initial Note A-5 Principal Balance:	$5,000,000
Initial Note A-6 Principal Balance:	$5,000,000
Initial Junior Note Principal Balance:	$68,000,000
Initial Senior Note Percentage Interest:	60.6936416%
A-1

Initial Junior Note Percentage Interest:	39.3063584%
Initial Senior Note Rate:	8.5000%
Initial Junior Note Rate:	14.0000%
A-2

EXHIBIT B

Note A-1-1 Holder; Note A-1-3 Holder; Note A-5 Holder; Note A-6 Holder:

UBS AG New York Branch

11 Madison Avenue, 8th Floor
New York, New York 10010
Attention: Naja Armstrong

Email: naja.armstrong@ubs.com

with a copy to:

UBS Business Solutions LLC

11 Madison Avenue

New York, New York 10010

Attention: Chad Eisenberger, Executive Director & Counsel

with a copy to:

Hogan Lovells Cadwalader US LLP

200 Liberty Street

New York, New York 10281

Attention: Frank Polverino, Esq.

Following Securitization of any such Note, the applicable notice addresses set forth in the applicable Non-Lead Securitization Agreement.

B-1

Note A-1-2 Holder; Note A-4 Holder:

Computershare Trust Company, N.A., as trustee for the benefit of the registered holders of the BMO 2026-5C15 Mortgage Trust, Commercial Mortgage Pass-
Through Certificates Series 2026-5C15

Care of: Midland Loan Services, a Division of PNC Bank, National Association,
as master servicer

10851 Mastin Street, Suite 300
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head,
Fax number: 1-888-706-3565
Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP
1201 Walnut Street
Suite 1209
Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices

E-mail: stinson.cmbsnotices@stinson.com

B-2

Note A-2 Holder; Note A-3 Holder; Junior Note Holder:

Computershare Trust Company, N.A., as trustee for the benefit of the registered holders of the Wells Fargo Commercial Mortgage Securities, Inc., Commercial
Mortgage Pass-Through Certificates Series 2025-5C7

Care of: Midland Loan Services, a Division of PNC Bank, National Association,
as master servicer

10851 Mastin Street, Suite 300
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head,
Fax number: 1-888-706-3565
Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP
1201 Walnut Street
Suite 1209
Kansas City, Missouri 64106-2150

Attention: Stinson CMBS Notices
E-mail: stinson.cmbsnotices@stinson.com

B-3

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Alliance Bernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	Blue Owl
9.	Capital Trust, Inc.
10.	Clarion Partners
11.	Colony Capital, LLC / Colony Financial, Inc.
12.	CreXus Investment Corporation/Annaly Capital Management
13.	DLJ Real Estate Capital Partners
14.	Dune Real Estate Partners
15.	Eightfold Real Estate Capital, L.P.
16.	Five Mile Capital Partners
17.	Fortress Investment Group, LLC
18.	Garrison Investment Group
19.	Goldman, Sachs & Co.
20.	H/2 Capital Partners LLC
21.	Hudson Advisors
22.	Investcorp International
23.	iStar Financial Inc.
24.	J.P. Morgan Investment Management Inc.
25.	JER Partners
26.	KKR Real Estate Manager Finance LLC
27.	Lend-Lease Real Estate Investments
28.	Libremax Capital LLC
29.	LoanCore Capital
30.	Lone Star Funds
31.	Lowe Enterprises
32.	Normandy Real Estate Partners
33.	One William Street Capital Management, L.P.
34.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
35.	Praedium Group
36.	Raith Capital Partners, LLC
37.	Rialto Capital Management, LLC
38.	Rialto Capital Advisors LLC
39.	Rimrock Capital Management LLC
40.	Rockpoint Group
41.	Rockwood
42.	RREEF Funds
43.	Square Mile Capital Management
44.	Starwood Capital Group/Starwood Financial Trust
45.	The Blackstone Group
46.	The Carlyle Group
47.	Torchlight Investors
C-1

48.	Walton Street Capital, L.L.C.
49.	Waterfall Asset Management
50.	Westbrook Partners
51.	WestRiver Capital
52.	Wheelock Street Capital
53.	Whitehall Street Real Estate Fund, L.P.

C-2